Exhibit 99.1

CONNECTONE BANCORP, INC.

REPORTS FOURTH QUARTER AND FULL-YEAR 2025 RESULTS

NET INTEREST MARGIN WIDENS BY 16 BASIS POINTS

PERFORMANCE METRICS GAIN MOMENTUM

BRANCH RATIONALIZATION TO RESULT IN 5 CLOSURES

CREDIT TRENDS REMAIN SOLID
DECLARES COMMON AND PREFERRED DIVIDENDS

Englewood Cliffs, N.J., January 29, 2026 (GLOBE NEWSWIRE) – ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income available to common stockholders of $38.0 million for the fourth quarter of 2025 compared with $39.5 million for the third quarter of 2025 and $18.9 million for the fourth quarter of 2024.  Diluted earnings per share were $0.75 for the fourth quarter of 2025 compared with $0.78 for the third quarter of 2025 and $0.49 for the fourth quarter of 2024.  Full-year 2025 net income available to common stockholders was $74.4 million, compared to $67.8 million for the full-year 2024.  Diluted earnings per share for the full-year 2025 were $1.63, compared with $1.76 for the full-year 2024.  Return on average assets was 1.12%, 1.16% and 0.84% for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.  Return on average tangible common equity was 13.66%, 14.74% and 8.27% for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

Operating net income available to common stockholders was $42.0 million for the fourth quarter of 2025, $35.5 million for the third quarter of 2025 and $20.2 million for the fourth quarter of 2024.  Operating diluted earnings per share were $0.83 for the fourth quarter of 2025, $0.70 for the third quarter of 2025 and $0.52 for the fourth quarter of 2024.  Operating return on average assets was 1.24%, 1.05% and 0.90% for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.  Operating return on average tangible common equity was 14.27%, 12.55% and 8.77% for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.  See supplemental tables for a complete reconciliation of GAAP earnings to operating earnings, and other non-GAAP measures.

The decrease in net income available to common stockholders and diluted earnings per share during the fourth quarter of 2025 when compared to the third quarter of 2025 was primarily due to a $13.4 million decrease in noninterest income primarily due to nonrecurring benefits related to the employee retention tax credit ("ERTC") of $6.6 million and a defined benefit pension plan curtailment gain of $3.5 million that were realized in the third quarter of 2025.  The decrease in noninterest income was partially offset by a $4.6 million increase in net interest income, a $3.2 million reduction in the provision for credit losses, a decrease in income tax expense of $2.4 million and a decrease in noninterest expenses of $1.7 million.  The increase in net income available to common stockholders and diluted earnings per share during the fourth quarter of 2025 when compared to the fourth quarter of 2024 was primarily due to a $41.9 million increase in net interest income, a $2.3 million increase in noninterest income and a reduction in the provision for credit losses of $1.2 million.  These were partially offset by an increase in noninterest expense of $18.4 million and an increase in income tax expense of $7.8 million.

"I'm pleased with ConnectOne's strong fourth quarter performance underscored by robust core earnings and expanding margins," stated Frank Sorrentino, ConnectOne's Chairman and Chief Executive Officer.  "The Bank's net interest margin widened by 16 basis points during the quarter, benefiting from an 18 basis-point improvement in our cost of interest-bearing deposits combined with virtually no change in our loan portfolio yield.  Our net interest margin is expected to continue its upward trend during 2026 with deposit and borrowing costs decreasing and loan yields increasing."  Mr. Sorrentino added, "Loans and client deposits, which exclude a reduction of over $280 million of brokered deposits during the quarter, both grew sequentially by more than 5% annualized, while credit trends remained stable.  Our nonperforming asset ratio was just 0.33%, while annualized net charge-offs were 0.17%.  Performance metrics are gaining momentum, with operating returns on assets advancing by nearly 20 basis points to 1.24%, and average tangible common equity advancing by 172 basis points to 14.27%.  Further, our tangible book value per share increased by an additional 3% during the quarter to $23.52."

"Operationally, with the merger integration behind us, we're continuing to realize incremental synergies across the franchise.  ConnectOne's scalable operating model, leading technology and robust business offerings are now driving both greater efficiency and accelerated growth."

Mr. Sorrentino concluded, "2025 was a very strong year for ConnectOne and we enter 2026 with solid operating momentum.  We look forward to building upon our client-first culture and relationship-driven strategy to drive growth and long-term value creation for all stakeholders."

Dividend Declarations

The Company announced that its Board of Directors declared a cash dividend on both its common stock and its outstanding preferred stock.  A cash dividend on common stock of $0.18 per share will be paid on March 2, 2026, to common stockholders of record on February 13, 2026.  A dividend of $0.328125 per depositary share, representing a 1/40th interest in a share of the Company’s 5.25% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, will also be paid on March 2, 2026 to holders of record on February 13, 2026.

Operating Results

Fully taxable equivalent net interest income for the fourth quarter of 2025 was $107.8 million, an increase of $4.6 million, or 4.5%, from the third quarter of 2025.  The increase from the third quarter of 2025 was primarily due to a 16 basis-point widening of the net interest margin to 3.27% from 3.11%.  The margin benefited from stable rates on interest earning-assets, despite a declining-rate environment, combined with a 14 basis-point decrease in the average costs of deposits, including noninterest-bearing deposits and a 38 basis-point decrease in the cost of subordinated debentures and borrowings, reflecting the refinancing of higher coupon subordinated debentures in September 2025.

Fully taxable equivalent net interest income for the fourth quarter of 2025 increased $42.2 million, or 64.3%, from the fourth quarter of 2024, due to a 41 basis-point widening of the net interest margin to 3.27% from 2.86%, and a 43.6% increase in average interest-earning assets.  The increase in average interest-earning assets was primarily due to the merger with the First of Long Island Corporation ("FLIC").  The margin benefited from a 58 basis-point decrease in the average costs of deposits, including noninterest-bearing deposits, partially offset by an increase in cost of subordinated debt and borrowings.

Noninterest income was $6.0 million in the fourth quarter of 2025, $19.4 million in the third quarter of 2025 and $3.7 million in the fourth quarter of 2024. During the third quarter of 2025, the Company realized a $6.6 million one-time benefit related to the ERTC, a federal program under the CARES Act intended to encourage employee retention during the COVID-19 pandemic. Additionally, the Company also recognized a $3.5 million defined benefit pension plan curtailment gain. The gain resulted from freezing the FLIC defined benefit pension plan on September 30, 2025. Excluding the impact of these two nonrecurring items, noninterest income decreased $3.3 million during the fourth quarter of 2025 compared to the third quarter of 2025. The decrease was due to a $2.5 million decrease in net (losses) gains on equity securities, a $0.5 million decrease in deposit, loan and other income, and a $0.2 million decrease in net gains on sale of loans held-for-sale, primarily SBA loans. The current pipeline for SBA loans, including those referred from our BoeFly subsidiary, remains robust and is expected to result in pretax gains exceeding $4 million during 2026. Excluding the aforementioned ERTC and defined pension plan curtailment gain, noninterest income increased by $2.3 million during the fourth quarter compared to the fourth quarter of 2024. The increase was due to a $1.5 million increase in deposit, loan and other income and a $1.3 million increase in BOLI income, which was partially offset by a $0.5 million decrease in net (losses) gains on equity securities. The increases in deposit, loan and other income and BOLI income were primarily due to the merger with FLIC.

Noninterest expenses were $56.9 million for the fourth quarter of 2025, $58.7 million for the third quarter of 2025 and $38.5 million for the fourth quarter of 2024. The decrease of $1.7 million during the fourth quarter of 2025 when compared to the third quarter of 2025 was primarily due to a $1.4 million decrease in merger expense, a $1.2 million decrease in salaries and employee benefits and a $1.0 million decrease in restructuring and exit charges, which was partially offset by $1.3 million of charges associated with the anticipated first quarter 2026 closure of five retail banking branches and a $0.2 million increase in marketing and advertising expenses. The $18.4 million increase in noninterest expenses for the fourth quarter of 2025 when compared to the fourth quarter of 2024 was primarily due to a $9.0 million increase in salaries and employee benefits, a $2.9 million increase in amortization of core deposit intangibles, a $2.4 million increase in occupancy and equipment expenses, a $1.3 million increase in other expenses, a $0.8 million increase in information technology and communication expenses, a $0.8 million increase in branch closing expenses, a $0.6 million increase in FDIC insurance expense, a $0.5 million increase in marketing and advertising expense and a $0.5 million increase in professional and consulting expense, which were partially offset by a decrease of $0.4 million in merger expense. The variances from the fourth quarter of 2025 to the fourth quarter of 2024 were primarily due to the merger with FLIC.

Income tax expense was $13.9 million for the fourth quarter of 2025, $16.3 million for the third quarter of 2025 and $6.1 million for the fourth quarter of 2024. The effective tax rates were 26.0%, 28.4% and 23.0% for the fourth quarter of 2025, third quarter of 2025 and fourth quarter of 2024, respectively. The variances in expense and effective rates for these periods were primarily due to the merger with FLIC. For 2026, our effective tax rate is estimated to be approximately 28.0%, reflecting statutory rates for metropolitan New York City, book/tax permanent differences, organizational structure and investment tax credits.

Asset Quality

The provision for credit losses was $2.3 million for the fourth quarter of 2025, $5.5 million for the third quarter of 2025 and $3.5 million for the fourth quarter of 2024. In each of the quarters presented, the provision for credit losses reflected net portfolio growth, charges related to individually evaluated loans, and changing macroeconomic forecasts and conditions.  The current quarter provision benefitted from lower loss drivers in our CECL model, slightly offset by increased qualitative factors, and a reserve release related to the favorable workout and repayment on loans with nonaccretable credit marks.

Nonperforming assets, which includes nonaccrual loans and other real estate owned (the Bank had no other real estate owned during the periods reported), were $45.9 million as of December 31, 2025, $39.7 million as of September 30, 2025 and $57.3 million as of December 31, 2024.  Nonperforming assets as a percentage of total assets were 0.33% as of December 31, 2025, 0.28% as of September 30, 2025 and 0.58% as of December 31, 2024. The ratio of nonaccrual loans to loans receivable was 0.40%, 0.35% and 0.69%, as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively. The annualized net loan charge-offs ratio was 0.17% for the fourth quarter of 2025, 0.18% for the third quarter of 2025 and 0.16% for the fourth quarter of 2024.

The allowance for credit losses represented 1.35%, 1.38% and 1.00% of loans receivable as of December 31, 2025, September 30, 2025 and December 31, 2024, respectively. The allowance for credit losses related to the loan portfolio increased $71.6 million to $154.3 million, compared to $82.7 million as of December 31, 2024. The increase was primarily due to the FLIC merger: $43.3 million of allowance recorded through goodwill related to the purchased credit-deteriorated loans and $27.4 million reflecting the initial provision for credit losses. The allowance for credit losses as a percentage of nonaccrual loans was 336.1% as of December 31, 2025, 394.5% as of September 30, 2025 and 144.3% as of December 31, 2024. Criticized and classified loans as a percentage of loans receivable was 2.49% as of December 31, 2025, down from 2.57% as of September 30, 2025 and from 2.65% as of December 31, 2024. Loans delinquent 30 to 89 days were 0.26% of loans receivable as of December 31, 2025, 0.08% as of September 30, 2025 and 0.04% as of December 31, 2024.

Selected Balance Sheet Items

The Company’s total assets were $14.0 billion as of December 31, 2025, compared to $9.9 billion as of December 31, 2024. Loans receivable were $11.5 billion as of December 31, 2025 and $8.3 billion as of December 31, 2024. Total deposits were $11.2 billion as of December 31, 2025 and $7.8 billion as of December 31, 2024. The increase in total assets, loans receivable and total deposits were primarily due to the merger with FLIC.

The Company’s total stockholders’ equity was $1.6 billion as of December 31, 2025 and $1.2 billion as of December 31, 2024. The increase in total stockholders’ equity was primarily due to an increase in common stock of $270.8 million, which represented the fair value stock consideration issued for the FLIC merger, an increase in retained earnings of $42.5 million, and decrease in the accumulated other comprehensive loss of $16.0 million. As of December 31, 2025, the Company’s tangible common equity ratio and tangible book value per share were 8.62% and $23.52, respectively, compared to 9.49% and $23.92, respectively, as of December 31, 2024. Total goodwill and other intangible assets were $280.2 million as of December 31, 2025, and $213.0 million as of December 31, 2024.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP measures. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Fourth Quarter 2025 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on January 29, 2026, to review the Company's financial performance and operating results. The conference call dial-in number is 1 (646) 307-1963, access code 8645811. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, January 29, 2026 and ending on Thursday, February 5, 2026, by dialing 1 (609) 800-9909, access code 8645811. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., is a modern financial services company that operates, through its subsidiary, ConnectOne Bank, and the Bank’s fintech subsidiary, BoeFly, Inc. ConnectOne Bank is a high-performing commercial bank offering a full suite of banking & lending products and services that focus on small to middle-market businesses. BoeFly, Inc. is a fintech marketplace that connects borrowers in the franchise space with funding solutions through a network of partner banks. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies, and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission, as supplemented by the Company’s subsequent filings with the U.S. Securities and Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, changes in accounting principles and guidelines and the impact of the health emergencies and natural disasters on the Company, its employees and operations, and its customers. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Investor Contact:

William S. Burns

Senior Executive Vice President & CFO

201.816.4474; bill.burns@cnob.com

Media Contact:

Shannan Weeks

MikeWorldWide

732.299.7890; sweeks@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	December 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Cash and due from banks	$92,406	$57,816
Interest-bearing deposits with banks	288,489	298,672
Cash and cash equivalents	380,895	356,488

Investment securities	1,250,938	612,847
Equity securities	19,287	20,092

Loans held-for-sale	391	743

Loans receivable	11,453,280	8,274,810
Less: Allowance for credit losses - loans	154,305	82,685
Net loans receivable	11,298,975	8,192,125

Investment in restricted stock, at cost	54,722	40,449
Bank premises and equipment, net	55,285	28,447
Accrued interest receivable	60,761	45,498
Bank owned life insurance	370,713	243,672
Right of use operating lease assets	29,603	14,489
Goodwill	220,235	208,372
Core deposit intangibles	59,923	4,639
Other assets	200,972	111,739
Total assets	$14,002,700	$9,879,600

LIABILITIES
Deposits:
Noninterest-bearing	$2,420,397	$1,422,044
Interest-bearing	8,820,218	6,398,070
Total deposits	11,240,615	7,820,114
Borrowings	903,489	688,064
Subordinated debentures, net	201,864	79,944
Operating lease liabilities	32,446	15,498
Other liabilities	50,946	34,276
Total liabilities	12,429,360	8,637,896

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock	110,927	110,927
Common stock	857,765	586,946
Additional paid-in capital	38,763	36,347
Retained earnings	673,897	631,446
Treasury stock	(76,116)	(76,116)
Accumulated other comprehensive loss	(31,896)	(47,846)
Total stockholders' equity	1,573,340	1,241,704
Total liabilities and stockholders' equity	$14,002,700	$9,879,600

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Year Ended
	12/31/25	12/31/24	12/31/25	12/31/24
Interest income
Interest and fees on loans	$167,532	$118,346	$581,136	$477,859
Interest and dividends on investment securities:
Taxable	11,628	4,804	36,085	18,561
Tax-exempt	1,995	1,109	6,525	4,503
Dividends	936	959	3,694	4,349
Interest on federal funds sold and other short-term investments	4,249	2,815	17,428	12,617
Total interest income	186,340	128,033	644,868	517,889
Interest expense
Deposits	70,854	58,568	260,294	244,846
Borrowings	8,891	4,754	31,323	25,706
Total interest expense	79,745	63,322	291,617	270,552

Net interest income	106,595	64,711	353,251	247,337
Provision for credit losses	2,300	3,500	47,000	13,800
Net interest income after provision for credit losses	104,295	61,211	306,251	233,537

Noninterest income
Deposit, loan and other income	3,289	1,798	11,701	6,861
Defined benefit pension plan curtailment gain	—	—	3,501	—
Employee retention tax credit	—	—	6,608	—
Income on bank owned life insurance	2,946	1,656	9,548	7,142
Net gains on sale of loans held-for-sale	631	597	2,003	2,723
Net (losses) gains on equity securities	(846)	(307)	1,704	2
Total noninterest income	6,020	3,744	35,065	16,728

Noninterest expenses
Salaries and employee benefits	31,211	22,244	111,423	90,053
Occupancy and equipment	5,265	2,818	16,545	11,615
FDIC insurance	2,400	1,800	8,600	7,200
Professional and consulting	2,908	2,449	10,801	8,447
Marketing and advertising	974	495	3,180	2,420
Information technology and communications	5,366	4,523	20,005	17,574
Restructuring and exit charges	—	—	994	—
Merger expenses	498	863	34,461	1,605
Branch closing expenses	1,275	477	1,275	477
Bank owned life insurance restructuring charge	—	—	327	—
Amortization of core deposit intangibles	3,196	296	7,922	1,235
Other expenses	3,853	2,533	13,040	11,172
Total noninterest expenses	56,946	38,498	228,573	151,798

Income before income tax expense	53,369	26,457	112,743	98,467
Income tax expense	13,851	6,086	32,300	24,674
Net income	39,518	20,371	80,443	73,793
Preferred dividends	1,509	1,509	6,036	6,036
Net income available to common stockholders	$38,009	$18,862	$74,407	$67,757

Earnings per common share:
Basic	$0.76	$0.49	$1.64	$1.77
Diluted	0.75	0.49	1.63	1.76

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2025	2025	2025	2025	2024
Selected Financial Data	(dollars in thousands)
Total assets	$14,002,700	$14,023,585	$13,915,738	$9,759,255	$9,879,600
Loans receivable:
Commercial	1,558,436	1,613,421	1,597,590	1,483,392	1,522,308
Commercial real estate	4,625,143	4,310,159	4,285,663	3,356,943	3,384,319
Multifamily	3,437,080	3,420,465	3,348,308	2,490,256	2,506,782
Commercial construction	623,902	728,615	681,222	617,593	616,246
Residential	1,210,980	1,233,305	1,254,646	256,555	249,691
Consumer	2,017	2,166	1,709	1,604	1,136
Gross loans	11,457,558	11,308,131	11,169,138	8,206,343	8,280,482
Net deferred loan fees	(4,278)	(4,495)	(4,661)	(5,209)	(5,672)
Loans receivable	11,453,280	11,303,636	11,164,477	8,201,134	8,274,810
Loans held-for-sale	391	—	1,027	202	743
Total loans	$11,453,671	$11,303,636	$11,165,504	$8,201,336	$8,275,553

Investment and equity securities	$1,270,225	$1,272,335	$1,246,907	$655,665	$632,939
Goodwill and other intangible assets	280,158	278,730	281,926	212,732	213,011
Deposits:
Noninterest-bearing demand	$2,420,397	$2,513,102	$2,424,529	$1,319,196	$1,422,044
Time deposits	2,796,877	2,977,952	3,065,015	2,550,223	2,557,200
Other interest-bearing deposits	6,023,341	5,878,241	5,788,943	3,897,811	3,840,870
Total deposits	$11,240,615	$11,369,295	$11,278,487	$7,767,230	$7,820,114

Borrowings	$903,489	$833,443	$783,859	$613,053	$688,064
Subordinated debentures (net of debt issuance costs)	201,864	201,677	276,500	80,071	79,944
Total stockholders' equity	1,573,340	1,538,344	1,496,431	1,252,939	1,241,704

Quarterly Average Balances
Total assets	$13,963,138	$14,050,585	$11,108,430	$9,748,605	$9,563,446
Loans receivable:
Commercial	$1,597,123	$1,583,673	$1,486,245	$1,488,962	$1,487,850
Commercial real estate (including multifamily)	7,822,943	7,630,195	6,404,302	5,852,342	5,733,188
Commercial construction	646,414	704,170	643,115	610,859	631,022
Residential	1,221,171	1,241,375	587,118	256,430	250,589
Consumer	5,473	6,747	5,759	5,687	5,204
Gross loans	11,293,124	11,166,160	9,126,539	8,214,280	8,107,853
Net deferred loan fees	(4,708)	(4,418)	(5,097)	(5,525)	(4,727)
Loans receivable	11,288,416	11,161,742	9,121,442	8,208,755	8,103,126
Loans held-for-sale	230	318	352	259	498
Total loans	$11,288,646	$11,162,060	$9,121,794	$8,209,014	$8,103,624

Investment and equity securities	$1,269,275	$1,274,000	$845,614	$655,191	$653,988
Goodwill and other intangible assets	279,165	280,814	235,848	212,915	213,205
Deposits:
Noninterest-bearing demand	$2,473,596	2,486,993	1,680,653	1,305,722	1,304,699
Time deposits	2,946,459	3,019,848	2,662,411	2,480,990	2,478,163
Other interest-bearing deposits	5,907,547	5,889,230	4,463,648	3,888,131	3,838,575
Total deposits	$11,327,602	$11,396,071	$8,806,712	$7,674,843	$7,621,437

Borrowings	$781,388	$783,994	$723,303	$686,391	$648,300
Subordinated debentures (net of debt issuance costs)	201,741	263,511	170,802	79,988	79,862
Total stockholders' equity	1,558,366	1,513,892	1,344,254	1,254,373	1,241,738

	Three Months Ended
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2025	2025	2025	2025	2024
	(dollars in thousands, except for per share data)
Net interest income	$106,595	$102,017	$78,883	$65,756	$64,711
Provision for credit losses	2,300	5,500	35,700	3,500	3,500
Net interest income after provision for credit losses	104,295	96,517	43,183	62,256	61,211
Noninterest income
Deposit, loan and other income	3,289	3,836	2,570	2,006	1,798
Defined benefit pension plan curtailment gain	—	3,501	—	—	—
Employee retention tax credit	—	6,608	—	—	—
Income on bank owned life insurance	2,946	2,931	2,087	1,584	1,656
Net gains on sale of loans held-for-sale	631	859	181	332	597
Net (losses) gains on equity securities	(846)	1,674	347	529	(307)
Total noninterest income	6,020	19,409	5,185	4,451	3,744
Noninterest expenses
Salaries and employee benefits	31,211	32,401	25,233	22,578	22,244
Occupancy and equipment	5,265	5,122	3,478	2,680	2,818
FDIC insurance	2,400	2,400	2,000	1,800	1,800
Professional and consulting	2,908	2,929	2,598	2,366	2,449
Marketing and advertising	974	771	840	595	495
Information technology and communications	5,366	5,243	4,792	4,604	4,523
Restructuring and exit charges	—	994	—	—	—
Merger expenses	498	1,898	30,745	1,320	863
Branch closing expenses	1,275	—	—	—	477
Bank owned life insurance restructuring charge	—	—	—	327	—
Amortization of core deposit intangible	3,196	3,196	1,251	279	296
Other expenses	3,853	3,719	2,712	2,756	2,533
Total noninterest expenses	56,946	58,673	73,649	39,305	38,498

Income (loss) before income tax expense	53,369	57,253	(25,281)	27,402	26,457
Income tax expense (benefit)	13,851	16,277	(4,988)	7,160	6,086
Net income (loss)	39,518	40,976	(20,293)	20,242	20,371
Preferred dividends	1,509	1,509	1,509	1,509	1,509
Net income (loss) available to common stockholders	$38,009	$39,467	$(21,802)	$18,733	$18,862

Weighted average diluted common shares outstanding	50,414,115	50,462,030	42,173,758	38,511,237	38,519,581
Diluted EPS	$0.75	$0.78	$(0.52)	$0.49	$0.49

Reconciliation of GAAP Net Income to Operating Net Income:
Net income (loss)	$39,518	$40,976	$(20,293)	$20,242	$20,371
Restructuring and exit charges	—	994	—	—	—
Merger expenses	498	1,898	30,745	1,320	863
Estimated state tax liability on intercompany dividends	—	—	3,000	—	—
Initial provision for credit losses related to merger	—	—	27,418	—	—
Branch closing expenses	1,275	—	—	—	477
Bank owned life insurance restructuring charge	—	—	—	327	—
Amortization of core deposit intangibles	3,196	3,196	1,251	279	296
Net losses (gains) on equity securities	846	(1,674)	(347)	(529)	307
Defined benefit pension plan curtailment gain	—	(3,501)	—	—	—
Employee retention tax credit	—	(6,608)	—	—	—
Tax impact of adjustments	(1,802)	1,737	(17,168)	(420)	(585)
Operating net income	$43,531	$37,018	$24,606	$21,219	$21,729
Preferred dividends	1,509	1,509	1,509	1,509	1,509
Operating net income available to common stockholders	$42,022	$35,509	$23,097	$19,710	$20,220

Operating diluted EPS (non-GAAP) (1)	$0.83	$0.70	$0.55	$0.51	$0.52

Return on Assets Measures
Average assets	$13,963,138	$14,050,585	$11,108,430	$9,748,605	$9,563,446
Return on avg. assets	1.12%	1.16%	(0.73)%	0.84%	0.84%
Operating return on avg. assets (non-GAAP) (2)	1.24	1.05	0.89	0.88	0.90
Pre-provision net operating revenue ("PPNR") return on avg. assets (non-GAAP) (3)	1.75	1.61	1.52	1.34	1.33

(1)	Operating net income available to common stockholders divided by weighted average diluted shares outstanding.
(2)	Operating net income divided by average assets.
(3)	Net income before income tax expense, provision for credit losses, merger charges, BOLI restructuring charges, restructuring and exit charges, employee retention tax credit, defined benefit pension plan curtailment gain, amortization of core deposit intangibles and net gains on equity securities divided by average assets.

	Three Months Ended
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2025	2025	2025	2025	2024
Return on Equity Measures	(dollars in thousands)
Average stockholders' equity	$1,558,366	$1,513,892	$1,344,254	$1,254,373	$1,241,738
Less: average preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Average common equity	$1,447,439	$1,402,965	$1,233,327	$1,143,446	$1,130,811
Less: average intangible assets	(279,165)	(280,814)	(235,848)	(212,915)	(213,205)
Average tangible common equity	$1,168,274	$1,122,151	$997,479	$930,531	$917,606
Return on avg. common equity (GAAP)	10.42%	11.16%	(7.09)%	6.64%	6.64%
Operating return on avg. common equity (non-GAAP) (4)	11.52	10.04	7.51	6.99	7.11
Return on avg. tangible common equity (non-GAAP) (5)	13.66	14.74	(8.42)	8.25	8.27
Operating return on avg. tangible common equity (non-GAAP) (6)	14.27	12.55	9.29	8.59	8.77

Efficiency Measures
Total noninterest expenses	$56,946	$58,673	$73,649	$39,305	$38,498
Restructuring and exit charges	—	(994)	—	—	—
Merger expenses	(498)	(1,898)	(30,745)	(1,320)	(863)
Branch closing expenses	(1,275)	—	—	—	(477)
Bank owned life insurance restructuring charge	—	—	—	(327)	—
Amortization of core deposit intangibles	(3,196)	(3,196)	(1,251)	(279)	(296)
Operating noninterest expense	$51,977	$52,585	$41,653	$37,379	$36,862

Net interest income (tax equivalent basis)	$107,761	$103,155	$79,810	$66,580	$65,593
Noninterest income	6,020	19,409	5,185	4,451	3,744
Defined benefit pension plan curtailment gain	—	(3,501)	—	—	—
Employee retention tax credit	—	(6,608)	—	—	—
Net losses (gains) on equity securities	846	(1,674)	(347)	(529)	307
Operating revenue	$114,627	$110,781	$84,648	$70,502	$69,644

Operating efficiency ratio (non-GAAP) (7)	45.3%	47.5%	49.2%	53.0%	52.9%

Net Interest Margin
Average interest-earning assets	$13,093,053	$13,172,443	$10,468,589	$9,224,712	$9,117,201
Net interest income (tax equivalent basis)	$107,761	$103,155	$79,810	$66,580	$65,593
Net interest margin (non-GAAP)	3.27%	3.11%	3.06%	2.93%	2.86%

(4)	Operating net income available to common stockholders divided by average common equity.
(5)	Net income available to common stockholders, excluding amortization of intangible assets, divided by average tangible common equity.
(6)	Operating net income available to common stockholders, divided by average tangible common equity.
(7)	Operating noninterest expense divided by operating revenue.

	As of
	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2025	2025	2025	2025	2024
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Stockholders equity	$1,573,340	$1,538,344	$1,496,431	$1,252,939	$1,241,704
Less: preferred stock	(110,927)	(110,927)	(110,927)	(110,927)	(110,927)
Common equity	$1,462,413	$1,427,417	$1,385,504	$1,142,012	$1,130,777
Less: intangible assets	(280,158)	(278,730)	(281,926)	(212,732)	(213,011)
Tangible common equity	$1,182,255	$1,148,687	$1,103,578	$929,280	$917,766

Total assets	$14,002,700	$14,023,585	$13,915,738	$9,759,255	$9,879,600
Less: intangible assets	(280,158)	(278,730)	(281,926)	(212,732)	(213,011)
Tangible assets	$13,722,542	$13,744,855	$13,633,812	$9,546,523	$9,666,589

Common shares outstanding	50,271,854	50,273,089	50,270,162	38,469,975	38,370,317

Common equity ratio (GAAP)	10.44%	10.18%	9.96%	11.70%	11.45%
Tangible common equity ratio (non-GAAP) (8)	8.62	8.36	8.09	9.73	9.49

Regulatory capital ratios (Bancorp):
Leverage ratio	9.61%	9.35%	11.58%	11.33%	11.33%
Common equity Tier 1 risk-based ratio	10.24	10.17	10.04	11.14	10.97
Risk-based Tier 1 capital ratio	11.22	11.17	11.06	12.46	12.29
Risk-based total capital ratio	13.88	13.88	14.35	14.29	14.11

Regulatory capital ratios (Bank):
Leverage ratio	10.59%	10.35%	12.81%	11.67%	11.66%
Common equity Tier 1 risk-based ratio	12.36	12.37	12.22	12.82	12.63
Risk-based Tier 1 capital ratio	12.36	12.37	12.22	12.82	12.63
Risk-based total capital ratio	13.33	13.38	13.24	13.79	13.60

Book value per share (GAAP)	$29.09	$28.39	$27.56	$29.69	$29.47
Tangible book value per share (non-GAAP) (9)	23.52	22.85	21.95	24.16	23.92

Net Loan Charge-offs (Recoveries):
Net loan charge-offs (recoveries):
Charge-offs	$5,613	$5,174	$5,039	$3,555	$3,363
Recoveries	(836)	(38)	(118)	(155)	(29)
Net loan charge-offs	$4,777	$5,136	$4,921	$3,400	$3,334
Net loan charge-offs as a % of average loans receivable (annualized)	0.17%	0.18%	0.22%	0.17%	0.16%

Asset Quality
Nonaccrual loans	$45,915	$39,671	$39,228	$49,860	$57,310
Other real estate owned	—	—	—	—	—
Nonperforming assets	$45,915	$39,671	$39,228	$49,860	$57,310

Allowance for credit losses - loans ("ACL")	$154,305	$156,499	$156,190	$82,403	$82,685
Less: nonaccretable credit marks	42,023	43,336	43,336	173	173
ACL excluding nonaccretable credit marks	$112,282	$113,163	$112,854	$82,230	$82,512

Loans receivable	11,453,280	11,303,636	11,164,477	8,201,134	8,274,810

Nonaccrual loans as a % of loans receivable	0.40%	0.35%	0.35%	0.61%	0.69%
Nonperforming assets as a % of total assets	0.33	0.28	0.28	0.51	0.58
ACL as a % of loans receivable	1.35	1.38	1.40	1.00	1.00
ACL as a % of nonaccrual loans	336.1	394.5	398.2	165.3	144.3

(8)	Tangible common equity divided by tangible assets.
(9)	Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)	Balance	Interest	Rate (7)
Investment securities (1) (2)	$1,329,393	$14,154	4.22%	$1,355,775	$14,581	4.27%	$736,131	$6,207	3.35%
Loans receivable and loans held-for-sale (2) (3) (4)	11,288,646	168,167	5.91	11,162,060	166,541	5.92	8,103,624	118,934	5.84
Federal funds sold and interest-
bearing deposits with banks	425,840	4,249	3.96	605,344	6,644	4.35	238,957	2,815	4.69
Restricted investment in bank stock	49,174	936	7.55	49,264	1,081	8.71	38,489	959	9.91
Total interest-earning assets	13,093,053	187,506	5.68	13,172,443	188,847	5.69	9,117,201	128,915	5.63
Allowance for loan losses	(158,576)			(159,157)			(83,938)
Noninterest-earning assets	1,028,661			1,037,299			620,183
Total assets	$13,963,138			$14,050,585			$9,653,446

Interest-bearing liabilities:
Money market deposits	2,919,230	21,882	2.97	3,041,528	24,578	3.21	1,642,737	12,694	3.07
Savings deposits	1,012,567	7,233	2.83	949,775	7,198	3.01	559,450	4,710	3.35
Time deposits	2,946,459	28,520	3.84	3,019,848	30,072	3.95	2,478,163	27,374	4.39
Other interest-bearing deposits	1,975,750	13,219	2.65	1,897,927	13,361	2.79	1,636,388	13,790	3.35
Total interest-bearing deposits	8,854,006	70,854	3.17	8,909,078	75,209	3.35	6,316,738	58,568	3.69

Borrowings	781,388	4,582	2.33	783,994	4,550	2.30	648,300	3,430	2.10
Subordinated debentures	201,741	4,294	8.44	263,511	5,917	8.91	79,862	1,305	6.50
Finance lease	995	15	5.98	1,068	16	5.94	1,280	19	5.91
Total interest-bearing liabilities	9,838,130	79,745	3.22	9,957,651	85,692	3.41	7,046,180	63,322	3.58

Noninterest-bearing demand deposits	2,473,596			2,486,993			1,304,699
Other liabilities	93,046			92,049			60,829
Total noninterest-bearing liabilities	2,566,642			2,579,042			1,365,528
Stockholders' equity	1,558,366			1,513,892			1,241,738
Total liabilities and stockholders' equity	$13,963,138			$14,050,585			$9,653,446

Net interest income (tax equivalent basis)		107,761			103,155			65,593
Net interest spread (5)			2.46%			2.28%			2.05%

Net interest margin (6)			3.27%			3.11%			2.86%

Tax equivalent adjustment		(1,166)			(1,138)			(882)
Net interest income		$106,595			$102,017			$64,711

(1)	Average balances are calculated on amortized cost.
(2)	Interest income is presented on a tax equivalent basis using 21% federal tax rate.
(3)	Includes loan fee income.
(4)	Loans include nonaccrual loans.
(5)	Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(6)	Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(7)	Rates are annualized.